Exhibit (i)

December 22, 2022	ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com CLIENT/MATTER NUMBER 082961-0148

Hennessy Funds Trust 7250 Redwood Blvd. Suite 200 Novato, California 94945

Ladies and Gentlemen:

We have acted as counsel for Hennessy Funds Trust (the “Trust”) in connection with the preparation of an amendment to the Trust’s Registration Statement on Form N-1A, amendment No. 61 (such amendment being hereinafter referred to as the “Amended Registration Statement”), relating to the sale by the Trust of an indefinite amount of shares of beneficial interest in Hennessy Funds Trust (“Shares”) in the manner set forth in the Amended Registration Statement.

You have requested our opinion as to the matters set forth below in connection with the filing of the Amended Registration Statement.  For purposes of rendering that opinion, we have examined: (a) the Amended Registration Statement; (b) the Trust’s Certificate of Trust, Trust Instrument and Bylaws, each as amended to date; (c) Trust proceedings relative to the authorization for issuance of the Shares; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.  We have made such other investigation as we have deemed appropriate, and we have examined and relied upon certificates of public officials.

In rendering our opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Trust’s Board of Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Trust on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.  Where documents are referred to in resolutions approved by the Board of Trustees, or in the Amended Registration Statement, we have assumed such documents are the same as in the most recent form provided to us, whether as an exhibit to the Amended Registration Statement or otherwise.

We are giving our opinion only as attorneys licensed to practice law in the State of Wisconsin.  Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the statutory

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

Hennessy Funds Trust
December 22, 2022

trust law of the State of Delaware as reflected in Chapter 38 of Title 12 of the Delaware Code (the “Delaware Statutory Trust Act”) and reported judicial decisions interpreting that law.  We express no opinion as to the applicability or effect of the law of any jurisdiction other than that of the United States of America and the Delaware Statutory Trust Act, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

Based upon and subject to the foregoing, and assuming that (a) the Amended Registration Statement and any amendments thereto are effective and comply with all applicable laws and (b) all Shares are issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Amended Registration Statement and any amendments thereto, we are of the opinion that the Shares when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

In rendering the opinion above, insofar as it relates to the valid existence of the Trust, we have relied solely on a certificate of the Secretary of State of the State of Delaware as to the good standing of the Trust, dated as of a recent date, and such opinion is limited accordingly and is rendered as of the date of such certificate.

Our opinion is rendered solely in connection with the filing of the Amended Registration Statement and supersedes any previous opinions of this firm in connection with the issuance of Shares.  We hereby consent to the filing of this opinion with the Securities and Exchange Commission (“SEC”) as an exhibit to the Amended Registration Statement.  In giving our consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder (the “Securities Act”), or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP